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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to §240.14a-12

H&R BLOCK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

On July 26, 2007, a spokesperson for H&R Block, Inc. made the following statement:
“When PWC ceased being H&R Block’s independent auditor in 2003, the transition was planned in advance and was timed so that KPMG came on at the beginning of the fiscal year. There is no comparison with a forced, sudden change of auditors in mid-year which would be very expensive, extremely disruptive and not in our shareholders’ best interest. In light of these facts, we are very surprised that Mr. Breeden failed to disclose his relationship with KPMG.”
IMPORTANT ADDITIONAL INFORMATION
H&R Block has filed with the Securities and Exchange Commission (SEC) a revised preliminary proxy statement in connection with H&R Block’s 2007 Annual Meeting of Shareholders, and will file with the SEC and furnish to its shareholders a definitive proxy statement in connection with the annual meeting. H&R Block urges its security holders to read the preliminary proxy statement, and to read the definitive proxy statement (as well as any amendments or supplements to the proxy statement) and other documents relating to the 2007 Annual Meeting when they become available, because the preliminary proxy statement contains, and the definitive proxy statement and other documents will contain, important information. Security holders will be able to obtain free copies of the preliminary and definitive proxy statements (as well as any amendments or supplements to the proxy statement) and other relevant documents (including any additional proxy solicitation materials filed with the SEC), when available, at the SEC’s website (www.sec.gov). In addition, copies of the definitive proxy statement and other documents may be obtained for free by directing a request to: H&R Block, Inc., Attn: Corporate Secretary, 1 H&R Block Way, Kansas City, MO 64105, (816) 854-3000 or from our website (www.hrblock.com). Copies of the proxy materials also may be requested by contacting our proxy solicitor, Innisfree M&A Incorporated, at 877-456-3463 toll-free.
H&R Block and its directors, named executive officers and certain other officers and employees may be deemed to be participants in the solicitation of proxies from H&R Block’s security holders with respect to the election of directors and other actions to be taken at H&R Block’s 2007 Annual Meeting of Shareholders. Security holders may obtain information regarding the names, affiliations and interests of these individuals in H&R Block’s revised preliminary proxy statement for H&R Block’s 2007 Annual Meeting of Shareholders, filed on July 26, 2007, as such information may be supplemented or amended by H&R Block’s definitive proxy statement when it is filed with the SEC.